Greenidge Generation Announces Increase in Cash Tender Offer Price for Senior Notes Due 2026 and Extension of Tender/Exchange Offer

Pittsford, NY – September 12, 2025 – Greenidge Generation Holdings Inc. (Nasdaq: GREE) (“Greenidge” or the “Company”), a vertically integrated cryptocurrency datacenter and power generation company, today announced that it has amended and restated its previously announced concurrent tender and exchange offers (collectively, the “Tender/Exchange Offer” or the “Offer”) to exchange or to purchase, at the election of each holder, its outstanding 8.5% Senior Notes due 2026 (the “Old Notes”), which trade on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “GREEL”, as set forth in the Amended and Restated Offer to Purchase/Exchange, dated as of September 12, 2025 (as amended and restated, the “Amended Offer”). Capitalized terms used herein have the meaning given to them in the Amended Offer.

Pursuant to the Amended Offer, the Company (i) removed the Early Tender Premium; (ii) increased the purchase price of the Tender Option to $10.00 plus accrued and unpaid interest for each $25.00 principal amount of Old Notes tendered pursuant to the Tender Option; and (iii) extended the Expiration Date to 12:00 a.m., New York City time on Monday, September 29, 2025. Holders of Old Notes that validly tendered and did not withdraw their Old Notes as of 5:00 p.m., New York City time, on September 11, 2025 (the “Withdrawal Date”) do not need to take any further action to receive the increased purchase price for the Tender Option.

According to the information provided to Greenidge by Computershare Trust Company, N.A., the exchange agent in connection with the Amended Offer, the following aggregate principal amount of the Old Notes set forth in the table below was validly tendered pursuant to the Tender Option and not properly withdrawn as of the Withdrawal Date:

Title of Security	CUSIP Number	Principal Amount Outstanding	Aggregate Principal Amount Validly Tendered and Not Properly Withdrawn as of the Withdrawal Date
8.50% Senior Notes Due 2026	39531G209	$44,353,500	$3,972,675

According to the information provided to Greenidge by Computershare Trust Company, N.A., the exchange agent in connection with the Offer, an aggregate principal amount of $1,375 of Old Notes have been validly tendered and not properly withdrawn pursuant to the Exchange Option (as defined in the Amended Offer) as of the Withdrawal Date.

Information Relating to the Tender/Exchange Offer

The complete terms and conditions of the Amended Offer are set forth in the Amended and Restated Offer to Purchase/Exchange, dated September 12, 2025 (the “Amended and Restated Offer to Purchase/Exchange”), which sets forth a detailed description of the Tender/Exchange Offer. Greenidge refers investors to the

Amended and Restated Offer to Purchase/Exchange for the complete terms and conditions of the Tender/Exchange Offer. Investors with questions regarding the terms and conditions of the Tender/Exchange Offer may contact our information agent as follows:

D.F. KING & CO., INC.
Banks and Brokers call: (212) 434-0035
Toll free: (800) 669-5550
Email: GREE@dfking.com

About Greenidge Generation Holdings Inc.
Greenidge Generation Holdings Inc. (Nasdaq: GREE) is a vertically integrated power generation company, focusing on cryptocurrency mining, infrastructure development, engineering, procurement, construction management, operations and maintenance of sites.

Forward-Looking Statements
This press release includes certain statements that may constitute “forward-looking statements.” All statements other than statements of historical fact are forward-looking statements for purposes of federal and state securities laws. These forward-looking statements involve uncertainties that could significantly affect Greenidge’s financial or operating results. These forward-looking statements may be identified by terms such as “anticipate,” “believe,” “continue,” “foresee,” “expect,” “intend,” “plan,” “may,” “will,” “would,” “could,” and “should,” and the negative of these terms or other similar expressions. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Forward-looking statements in this press release include, among other things, statements regarding the business plan, business strategy and operations of Greenidge in the future. In addition, all statements that address operating performance and future performance, events or developments that are expected or anticipated to occur in the future are forward looking statements. Forward-looking statements are subject to a number of risks, uncertainties and assumptions. Matters and factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include but are not limited to the matters and factors described in Part I, Item 1A. “Risk Factors” of Greenidge’s Annual Report on Form 10-K for the year ended December 31, 2024, as may be amended from time to time, its subsequently filed Quarterly Reports on Form 10-Q and its other filings with the Securities and Exchange Commission. Consequently, all of the forward-looking statements made in this press release are qualified by the information contained under this caption. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements in this press release. You should not put undue reliance on forward-looking statements. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do occur, the actual results, performance, or achievements of Greenidge could differ materially from the results expressed in, or implied by, any forward-looking statements.

Contacts
Investors
investorrelations@greenidge.com

Media
Longacre Square Partners
Kate Sylvester / Liz Shoemaker
646-386-0091
greenidge@longacresquare.com

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